SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2004

Falcon Financial Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	0-50509	57-6208172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

15 Commerce Road
Stamford, CT		06902
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(203) 967-0000

Not applicable
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

Falcon Financial Investment Trust (“Falcon” or the “Company”), following further consultations with and guidance from its auditors, today announced that in future reports filed with the U.S. Securities and Exchange Commission, the Company’s audited and unaudited balance sheets will not include a “mark-to-market” adjustment to loans held for sale, additional paid-in capital or shareholders’ equity for the excess of (i) the estimated fair value of loans held for sale immediately preceding the December 22, 2003 merger of its predecessor, Falcon Financial, LLC (the “predecessor”), with Falcon over (ii) the historical cost basis of such loans as recorded on the predecessor’s balance sheet on such date.

This accounting treatment will not have any cash effect on Falcon, will not result in any change to the historical financial statements of Falcon or its predecessor previously filed with the SEC, and will not have any adverse effect on Falcon’s financial condition, liquidity, results of operations, fair market value of its assets, ability to pay its dividends or its business generally.

In Falcon’s registration statement on Form S-11 declared effective on December 16, 2003 and the accompanying prospectus dated December 16, 2003, the pro-forma capitalization table included a $6,319,177 mark-to-market adjustment on the predecessor loans held for sale in Falcon’s “as adjusted” September 30,2003 amounts of additional paid-in capital, total members’/shareholders’ equity and total liabilities and members’/shareholders’ equity.  As described in note (1) on page 32 to the pro-forma dilution table in the prospectus, the same adjustment was made to net tangible book value per share as of September 30, 2003, pro forma net tangible book value per share after this offering, and dilution per share to new investors.  If this adjustment—which today’s announcement clarifies will not be made in the future—had not been made to Falcon’s pro forma balance sheet,

(a) the amounts of  Falcon’s “as adjusted” September 30, 2003 additional paid-in capital, total members’/shareholders’ equity and total liabilities and members’/shareholders’ equity in the capitalization table on page 31 of the prospectus would have been reduced from $116,344,452, $113,620,810 and $171,492,304 to $110,025,275, $107,301,633 and $165,173,127, respectively,

(b) the amounts of net tangible book value per share as of September 30, 2003 and pro forma net tangible book value per share after this offering on page 32 of the prospectus would have been reduced from $6.79 and $8.06 to $2.85 and $7.61, respectively, and dilution per share to new investors would have been increased from $0.94 to $1.39, and

(c) the amount and percentage of total consideration and average price per share paid by existing shareholders and the total consideration paid by existing shareholders and new investors in the aggregate on page 33 of the prospectus would have been reduced from $10,895,810, 8.8%, $6.79 and $123,395,810 to $4,576,633, 3.9%, $2.85 and $117,076,633, and the percentage of total consideration paid by new investors would have been increased from 91.2% to 96.1%, respectively.

Falcon has announced that it will host a conference call to discuss this subject at 8:00 a.m., EST, on Tuesday, January 27, 2004.  The phone number for the conference call is 1-877-780-2276 for U.S. participants and 1-973-582-2757 for international participants.  If requested by the operator, the confirmation number for both U.S. and international participants is 4467921.  The call is open to all interested persons.  A live webcast of the conference call will be available online at www.falconfinancial.com.  Web participants are encouraged to go to the Web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  Listening to the webcast requires speakers and RealPlayer ™ software, downloadable free at www.real.com.

After the live webcast, the call will remain available on Falcon’s Web site, www.falconfinancial.com, through February 27, 2004.  In addition, a telephonic replay of the call will be available from January 27, 2004 — February 10, 2004.  The replay dial-in numbers are 1-877-519-4471 for U.S. participants and 1-973-341-3080 for international participants.  The reservation code is 4467921.

This report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and other matters that are not historical facts.  The forward-looking statements included in this report reflect Falcon Financial Investment Trust’s current view about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause future events, achievements or results to differ materially from those expressed by the forward-looking statements.  Important factors that could cause Falcon Financial Investment Trust’s actual results to differ materially from current expectations reflected in the forward-looking statements included in this report include, among others, the risk factors discussed in its filings with the Securities and Exchange Commission.  Falcon Financial Investment Trust does not intend to and disclaims any duty or obligation to update or revise any forward-looking statements included in this report to reflect new information, future events or otherwise.  These forward-looking statements should not be relied upon as representing Falcon Financial Investment Trust’s views as of any date subsequent to January 26, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Falcon Financial Investment Trust

Date: January 26, 2004	By:	/s/ VERNON B. SCHWARTZ
Vernon B. Schwartz
Chief Executive Officer and Chairman

Date: January 26, 2004	By:	/s/ DAVID A. KARP
David A. Karp
President and Chief Financial Officer